Exhibit 99.5

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear                                 :

As you know, on March 20, 2007, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Reactivity, Inc. (“Reactivity”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Rioja Acquisition Corp., Reactivity, Inc., and Ping Li, as Stockholders’ Agent, dated February 20, 2007 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Reactivity common stock granted to you under either of the 2007 Stock Option Plan or the 1998 Stock Plan (herein referred to collectively as the “Plans”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Reactivity under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Reactivity common stock granted to you under either of the Plans (the “Reactivity Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Reactivity (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Reactivity Option(s) that are required by the Acquisition.

The table below summarizes your Reactivity Option(s) immediately before and after the Acquisition:

REACTIVITY OPTION	ASSUMED REACTIVITY OPTION

Grant Date	Plan	No. of Reactivity Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.0774163434 for stock options granted under the Plans (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Reactivity Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. If applicable, and to the extent allowable by law, the adjustments are also intended to retain “incentive stock option” status under U.S. tax laws. The number of shares of Cisco common stock subject to your assumed Reactivity Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Reactivity Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Reactivity Option(s) was determined by dividing the exercise price per share of your Reactivity Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the applicable one of the Plans and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the applicable one of the Plans relating to your status as an employee of Reactivity will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Reactivity Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition). Vesting of your assumed Reactivity Option(s) will be suspended during all leaves of absence in accordance with Cisco’s policies and, the only permissible methods to exercise your assumed Reactivity Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Reactivity Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Reactivity Option(s) may be “early exercised” (i.e., an assumed Reactivity Option may be exercised for shares of Cisco common stock only to the extent the assumed Reactivity Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Reactivity Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Reactivity Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Reactivity Option(s), you must utilize Cisco’s designated broker, the                          (the telephone number is                         ).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Reactivity Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

Please sign and date this Agreement, as soon as possible, and either hand deliver your signed original or email a scanned copy (pdf file) to                      at                     .

Until your fully executed Acknowledgment (below) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Reactivity Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Reactivity Option(s), please contact                      at                     .

CISCO SYSTEMS, INC.

By:
Mark Chandler Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Reactivity Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Reactivity Option(s), the applicable one of the Plans and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2007

- Optionee

Address:

Cisco ID No.:

ATTACHMENTS

Exhibit A – Form S-8 Prospectus

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

FOR EMPLOYEES IN THE UNITED KINGDOM

Dear _______________:

As you know, on March 20, 2007, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Reactivity, Inc. (“Reactivity”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Rioja Acquisition Corp., Reactivity, Inc., and Ping Li, as Stockholders’ Agent, dated February 20, 2007 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Reactivity common stock granted to you under either of the 2007 Option Plan or the 1998 Stock Plan (herein referred to collectively as the “Plans”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Reactivity under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Reactivity common stock granted to you under either of the Plans (the “Reactivity Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Reactivity (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Reactivity Option(s) that are required by the Acquisition.

The table below summarizes your Reactivity Option(s) immediately before and after the Acquisition:

REACTIVITY OPTION	ASSUMED REACTIVITY OPTION

Grant Date	Plan	No. of Reactivity Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.0774163434 for stock options granted under the Plans (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Reactivity Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. If applicable, and to the extent allowable by law, the adjustments are also intended to retain “incentive stock option” status under U.S. tax laws. The number of shares of Cisco common stock subject to your assumed Reactivity Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Reactivity Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Reactivity Option(s) was determined by dividing the exercise price per share of your Reactivity Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the applicable one of the Plans and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the applicable one of the Plans relating to your status as an employee of Reactivity will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Reactivity Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition). Vesting of your assumed Reactivity Option(s) will be suspended during all leaves of absence in accordance with Cisco’s policies (to the extent permissible under applicable law) and, the only permissible methods to exercise your assumed Reactivity Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Reactivity Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Reactivity Option(s) may be “early exercised” (i.e., an assumed Reactivity Option may be exercised for shares of Cisco common stock only to the extent the assumed Reactivity Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Reactivity Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Reactivity Option(s) will expire and NOT be exercisable for Cisco common stock.

Regardless of any action Reactivity, Cisco or your employer (the “Employer”) takes with respect to any or all income tax, national insurance contributions, payroll tax or other tax-related withholding related to your Reactivity Options (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Reactivity, Cisco and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Reactivity Option grant, including the grant, vesting, conversion into options over Cisco stock or exercise of the Reactivity Option, acceleration of vesting (if any), the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the conversion of Reactivity Options into Cisco options, acceleration of vesting (if any) or any aspect of the Reactivity Option to reduce or eliminate your liability for Tax-Related Items.

Prior to exercise of any Reactivity Options (or conversion/acceleration of vesting of your Reactivity Options if the conversion/acceleration is a taxable event in your country), you agree to pay or make adequate arrangements satisfactory to Cisco and/or the Employer to satisfy all withholding and payment on account obligations of Cisco and/or the Employer. In this regard, you authorize Cisco and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by Cisco and/or the Employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, Cisco may (1) sell or arrange for the sale of shares of Common Stock that you acquire to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Cisco only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, you shall pay to Cisco or the Employer any amount of Tax-Related Items that Cisco or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of shares of Common Stock that cannot be satisfied by the means previously described. Cisco may refuse to honor the exercise, refuse to convert your Reactivity Options and/or refuse to deliver the shares of Common Stock if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

If payment or withholding of the income tax due is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items shall constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current Her Majesty’s Revenue and Customs (“HMRC”) official rate, it will be immediately due and repayable, and Cisco or the Employer may recover it at any time thereafter by any of the means referred to above. You also authorize Cisco to withhold the transfer of any shares unless and until the loan is repaid in full.

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Reactivity, the Employer, and Cisco and its present and future subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that Cisco and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Cisco, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom You may elect to deposit any shares of stock acquired upon exercise of the Reactivity Options. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

By signing below, you hereby acknowledge and agree as follows: (a) the terms of each of your Reactivity Options and this Agreement are governed by California law notwithstanding any choice of law provided in the Plans or Option Agreements; (b) all benefits arising out of the Reactivity Options arise outside the scope of your employment; (c) neither the grant of Reactivity Options nor this Agreement establish a working relationship between you and Reactivity or Cisco; (d) you understand that the conversion and adjustment of each of your Reactivity Options to Cisco options and/or acceleration of vesting (if any) may have adverse tax and social insurance contribution consequences, including but not limited to any loss of tax and social insurance qualified status and the inability to obtain a tax or social insurance refund for taxes or contributions already paid on such Reactivity Options and that neither Reactivity nor Cisco nor your Employer take any responsibility or assume any liability with respect to the loss of tax and social insurance qualified status of your Reactivity Options; (e) that you received information regarding the adjustment and conversion of your Reactivity Options for the purposes of disclosure under local securities laws (including European Union Directive No. 2003/71/EC on prospectuses for offering securities if you are located in an European Union country); and (f) you acknowledge that exercise of your Reactivity Options is contingent upon compliance with applicable local laws; in particular, if allowing you to exercise your Reactivity Option would not be compliant with applicable foreign securities laws, you will not be permitted to exercise the Reactivity Options.

Furthermore, you generally and completely release Reactivity, Cisco, and their successors, predecessors, subsidiaries and affiliates and their respective directors, officers and employees from all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct or omissions occurring at any time with respect to each of your Reactivity Options. This general release includes, but is not limited to, all claims arising from or related to the conversion of Reactivity Options, including but not limited to any loss of tax and social insurance qualified status of each of your Reactivity Options due to the conversion and adjustment into Cisco options and/or acceleration of vesting (if any) and/or any inability to obtain a refund with respect to taxes or social insurance contributions already paid on the Reactivity Options. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

To exercise your assumed Reactivity Option(s), you must utilize Cisco’s designated broker, the ___________________ (the telephone number is ______________).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Reactivity Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

As a condition of exercising your assumed Reactivity Option(s), you agree to accept any liability for secondary Class 1 National Insurance Contributions (“Employer NICs”) which may be payable by Cisco, the Employer or any successor company or employer as a result of the exercise, assignment, release or receipt of any benefit in money or money’s worth with respect to your assumed Reactivity Option(s). To accomplish the foregoing, by signing below, you expressly agree to sign a joint election (the “Election”) in the form formally approved by HMRC and such further joint elections as may be required between you and any successor to Cisco. If you do not accept the Agreement, including the Election, prior to the exercise date, or if the Election is revoked at any time by HMRC, the assumed Reactivity Option(s) shall become null and void without any liability to Cisco and/or the Employer, may not be exercised and shall lapse with immediate effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

Please sign and date this Agreement, as soon as possible, and either hand deliver your signed original or email a scanned copy (pdf file) to                      at                     .

Until your fully executed Acknowledgment (below) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Reactivity Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Reactivity Option(s), please contact                      at                     .

CISCO SYSTEMS, INC.

By:
Mark Chandler Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Reactivity Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Reactivity Option(s), the applicable one of the Plans and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2007

- Optionee

Address:

Cisco ID No.:

ATTACHMENTS

Exhibit A – Form S-8 Prospectus

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

FOR EMPLOYEES IN CANADA

Dear _______________:

As you know, on March 20, 2007, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Reactivity, Inc. (“Reactivity”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Rioja Acquisition Corp., Reactivity, Inc., and Ping Li, as Stockholders’ Agent, dated February 20, 2007 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Reactivity common stock granted to you under either of the 2007 Option Plan or the 1998 Stock Plan (herein referred to collectively as the “Plans”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Reactivity under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Reactivity common stock granted to you under either of the Plans (the “Reactivity Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Reactivity (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Reactivity Option(s) that are required by the Acquisition.

The table below summarizes your Reactivity Option(s) immediately before and after the Acquisition:

REACTIVITY OPTION	ASSUMED REACTIVITY OPTION

Grant Date	Plan	No. of Reactivity Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.0774163434 for stock options granted under the Plans (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Reactivity Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. If applicable, and to the extent allowable by law, the adjustments are also intended to retain “incentive stock option” status under U.S. tax laws. The number of shares of Cisco common stock subject to your assumed Reactivity Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Reactivity Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Reactivity Option(s) was determined by dividing the exercise price per share of your Reactivity Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the applicable one of the Plans and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the applicable one of the Plans relating to your status as an employee of Reactivity will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Reactivity Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition). Vesting of your assumed Reactivity Option(s) will be suspended during all leaves of absence in accordance with Cisco’s policies (to the extent permissible under applicable law) and, the only permissible methods to exercise your assumed Reactivity Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Reactivity Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Reactivity Option(s) may be “early exercised” (i.e., an assumed Reactivity Option may be exercised for shares of Cisco common stock only to the extent the assumed Reactivity Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Reactivity Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Reactivity Option(s) will expire and NOT be exercisable for Cisco common stock.

Regardless of any action Reactivity, Cisco or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding related to your Reactivity Options (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Reactivity, Cisco and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Reactivity Option grant, including the grant, vesting, conversion into options over Cisco stock or exercise of the Reactivity Option, acceleration of vesting (if any), the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the conversion of Reactivity Options into Cisco options, acceleration of vesting (if any) or any aspect of the Reactivity Option to reduce or eliminate your liability for Tax-Related Items.

Prior to exercise of any Reactivity Options (or conversion/acceleration of vesting of your Reactivity Options if the conversion/acceleration is a taxable event in your country), you agree to pay or make adequate arrangements satisfactory to Cisco and/or the Employer to satisfy all withholding and payment on account obligations of Cisco and/or the Employer. In this regard, you authorize Cisco and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by Cisco and/or the Employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, Cisco may (1) sell or arrange for the sale of shares of Common Stock that you acquire to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Cisco only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, you shall pay to Cisco or the Employer any amount of Tax-Related Items that Cisco or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of shares of Common Stock that cannot be satisfied by the means previously described. Cisco may refuse to honor the exercise, refuse to convert your Reactivity Options and/or refuse to deliver the shares of Common Stock if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Reactivity, the Employer, and Cisco and its present and future subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that Cisco and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Cisco, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom You may elect to deposit any shares of stock acquired upon exercise of the Reactivity Options. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

By signing below, you hereby acknowledge and agree as follows: (a) the terms of each of your Reactivity Options and this Agreement are governed by California law notwithstanding any choice of law provided in the Plans or Option Agreements; (b) all benefits arising out of the Reactivity Options arise outside the scope of your employment; (c) neither the grant of Reactivity Options nor this Agreement establish a working relationship between you and Reactivity or Cisco; (d) you understand that the conversion and adjustment of each of your Reactivity Options to Cisco options and/or acceleration of vesting (if any) may have adverse tax and social insurance contribution consequences, including but not limited to any loss of tax and social insurance qualified status and the inability to obtain a tax or social insurance refund for taxes or contributions already paid on such Reactivity Options and that neither Reactivity nor Cisco nor your Employer take any responsibility or assume any liability with respect to the loss of tax and social insurance qualified status of your Reactivity Options; (e) that you received information regarding the adjustment and conversion of your Reactivity Options for the purposes of disclosure under local securities laws (including European Union Directive No. 2003/71/EC on prospectuses for offering securities if you are located in an European Union country); and (f) you acknowledge that exercise of your Reactivity Options is contingent upon compliance with applicable local laws; in particular, if allowing you to exercise your Reactivity Option would not be compliant with applicable foreign securities laws, you will not be permitted to exercise the Reactivity Options.

Furthermore, you generally and completely release Reactivity, Cisco, and their successors, predecessors, subsidiaries and affiliates and their respective directors, officers and employees from all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct or omissions occurring at any time with respect to each of your Reactivity Options. This general release includes, but is not limited to, all claims arising from or related to the conversion of Reactivity Options, including but not limited to any loss of tax and social insurance qualified status of each of your Reactivity Options due to the conversion and adjustment into Cisco options and/or acceleration of vesting (if any) and/or any inability to obtain a refund with respect to taxes or social insurance contributions already paid on the Reactivity Options. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

To exercise your assumed Reactivity Option(s), you must utilize Cisco’s designated broker, the _____________________ (the telephone number is _____________).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Reactivity Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

If you are a resident of Quebec, by signing below, you hereby provide your consent to receive information regarding your Reactivity Option(s) in English. Specifically, you acknowledge as follows:

The parties acknowledge that it is their express wish that the present Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

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Please sign and date this Agreement, as soon as possible, and either hand deliver your signed original or email a scanned copy (pdf file) to                                          at                                         .

Until your fully executed Acknowledgment (below) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Reactivity Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Reactivity Option(s), please contact                                          at                                         .

CISCO SYSTEMS, INC.

By:
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Reactivity Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Reactivity Option(s), the applicable one of the Plans and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2007
- Optionee
Address:

Cisco ID No.:

ATTACHMENTS

Exhibit A – Form S-8 Prospectus